Exhibit 99.1

News Release

Victory Capital Reports March 2024 Total Client Assets

Schedules First-Quarter Financial Results Conference Call for May 10

San Antonio, Texas, April 9, 2024 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today reported Total Assets Under Management (AUM) of $170.3 billion, Other Assets of $5.1 billion, and Total Client Assets of $175.5 billion, as of March 31, 2024.

For the month of March, Average Total AUM was $167.6 billion, average Other Assets was $5.3 billion, and average Total Client Assets was $172.9 billion.

For the first quarter, the Company reported long-term AUM net flows of -$1.0 billion.

Victory Capital Holdings, Inc.

Total Client Assets (unaudited; in millions) 1

	As of:
	Mar 31, 2024	Feb 29, 2024
By Asset Class
Solutions	$57,833	$56,356
Fixed Income	24,481	24,217
U.S. Mid Cap Equity	32,918	31,300
U.S. Small Cap Equity	16,297	15,699
U.S. Large Cap Equity	13,895	13,501
Global / Non-U.S. Equity	18,200	17,050
Alternative Investments	3,465	3,411

Total Long-Term Assets	$167,089	$161,533
Money Market / Short Term Assets	3,253	3,330

Total Assets Under Management[2]	$170,342	$164,863

By Vehicle
Mutual Funds[3]	$113,897	$110,832
Separate Accounts and Other Pooled Vehicles[4]	51,217	49,024
ETFs[5]	5,229	5,007

Total Assets Under Management	$170,342	$164,863

Other Assets[6]
Institutional	$5,117	$5,471

Total Other Assets	$5,117	$5,471

Total Client Assets
Total Assets Under Management	$170,342	$164,863
Total Other Assets	5,117	5,471

Total Client Assets	$175,459	$170,334

[1]	Due to rounding, numbers presented in these tables may not add up precisely to the totals provided.
[2]	Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes Other Assets.
[3]	Includes institutional and retail share classes, money market and VIP funds.
[4]	Includes wrap program accounts, CITs, UMAs, UCITS, private funds, and non-U.S. domiciled pooled vehicles.
[5]	Represents only ETF assets held by third parties and excludes ETF assets held by other Victory Capital products.
[6]

Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the by asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

First-Quarter Conference Call and Webcast Details

Victory Capital will report first-quarter 2024 financial results after the market closes on Thursday, May 9, 2024. The Company will host a conference call the following morning, May 10, at 8:00 a.m. ET to discuss the results. Victory Capital’s earnings release and supplemental materials will be available on the investor relations section of the Company’s website at https://ir.vcm.com before the conference call begins.

To participate in the conference call, please call 1-888-330-3571 (domestic) or 1-646-960-0657 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. For anyone who is unable to join the live event, an archive of the webcast will be available for replay, at the same location, shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with total assets under management of $170.3 billion, and $175.5 billion in total client assets, as of March 31, 2024. The Company employs a next-generation business strategy that combines boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 11 autonomous Investment Franchises and a Solutions Business, Victory Capital offers a wide array of investment products and services, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, a 529 Education Savings Plan, and brokerage services.

Victory Capital is headquartered in San Antonio, Texas, with offices and investment professionals in the U.S. and around the world. To learn more please visit www.vcm.com or follow Victory Capital on Facebook, Twitter, and LinkedIn.

Contacts

Investors:

Matthew Dennis, CFA

Chief of Staff

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Media:

Jessica Davila

Director of Global Communications

210-694-9693

Jessica_davila@vcm.com